Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

Pharvaris N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, nominal value €0.12 per share	Rule 457(o)	(1)	(2)	$175,000,000	$0.00014760	$25,830
Fees to Be Paid	Equity	Ordinary Shares, nominal value €0.12 per share	Rule 456(b) and 457(r)	(4)	(4)	(4)	(5)	(5)
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and 457(r)	(4)	(4)	(4)	(5)	(5)
Fees to Be Paid	Other	Warrants	Rule 456(b) and 457(r)	(4)	(4)	(4)	(5)	(5)
Fees to Be Paid	Other	Purchase Contracts	Rule 456(b) and 457(r)	(4)	(4)	(4)	(5)	(5)
Fees to Be Paid	Other Unallocated (Universal) Shelf	Units	Rule 456(b) and 457(r)	(4)	(4)	(4)	(5)	(5)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$175,000,000		$25,830
	Total Fees Previously Paid							$0
	Total Fee Offsets (6)							$3,652.38
	Net Fee Due							$22,177.62

(1)

There are being registered hereunder such indeterminate number of ordinary shares, each with a nominal value of €0.12 (the “Ordinary Shares”) being registered as may be sold by Pharvaris N.V. (the “Registrant”), through Leerink Partners LLC pursuant to the sales agreement dated April [12], 2024 (the “Sales Agreement”), from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $175,000,000.

(2)	The proposed maximum aggregate price per Ordinary Share will be determined from time to time by the Registrant in connection with the sales of the Ordinary Shares pursuant to the Sales Agreement.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of the Ordinary Shares sold by the Registrant from time to time pursuant to the Sales Agreement exceed $175,000,000.

(4)

Besides the Ordinary Shares that may be sold by the Registrant pursuant to the Sales Agreement, there are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the Registrant from time to time at indeterminate prices.

(5)

In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee with respect to these securities. Registration fees will be paid subsequently on a “pay as you go” basis. The Registrant will calculate the registration fee applicable to an offer of the securities of each identified class pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(6)

Pursuant to its Registration Statement on Form F-3 (File No. 333-263198, declared effective on March 10, 2022 (the “Prior Registration Statement”)), the Registrant previously registered such indeterminate number of securities of each of identified class as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $350,000,000. The identified classes of securities registered pursuant to the Prior Registration Statement were (a) Ordinary Shares; (b) Debt Securities; (c) Warrants; (d) Purchase Contracts; and (e) Units. $39,400,000 of the securities registered pursuant to the Prior Registration Statement remain unsold at the termination of the offering contemplated by such registration statement, leaving $3,652.38 in previously paid fees available for future offset. Pursuant to Rule 457(b) of the Securities Act, the Registrant is using $3,652.38 of the previously paid and unused fees to offset the registration fees required in connection with this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $3,652.38 relating to the unsold securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the unsold securities registered pursuant to this registration statement.

Table 2: Fee Offset Claims and Resources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p) and Rule 415(a)(6)
Fee Offset Claims	Pharvaris N.V.	F-3	333-263198	03/02/2022	03/02/2022	$3,652.38	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	N/A	39,400,000 (1)

(1) See Note (6) under Table 1 above.

2